HIGH RIVER LIMITED PARTNERSHIP
                               ICAHN PARTNERS LP
                         ICAHN PARTNERS MASTER FUND LP
                       ICAHN PARTNERS MASTER FUND II L.P.
                      ICAHN PARTNERS MASTER FUND III L.P.
                              c/o Icahn Capital LP
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                               February 16, 2012


VIA EMAIL, FEDERAL EXPRESS AND HAND DELIVERY
--------------------------------------------
CVR Energy, Inc.                       CVR  Energy,  Inc.
2277 Plaza Drive, Suite 500            10 East Cambridge Circle Drive, Suite 250
Sugar Land, Texas  77479               Kansas City, Kansas  66103
Attn:  Edmund S. Gross, Secretary      Attn:  Edmund S. Gross, Secretary

Re: Notice of Nomination of Directors and Stockholder Proposal at the 2012 Annual Meeting of Stockholders of CVR Energy, Inc. (the "Corporation")
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

     High River Limited Partnership, a Delaware limited partnership ("High River" or the "Record Holder" hereby submits this notice (this "Notice") on the date hereof pursuant to the requirements set forth in Article II, Section 10 of the Amended and Restated By-Laws of the Corporation, effective July 14, 2011 and publicly filed with the Securities and Exchange Commission (the "SEC") on July 20, 2011 (the "Bylaws"), of its intent to nominate each person on the Slate (as defined below) for election as members of the Board of Directors (the "Board") of the Corporation and to make the Proposal (as defined below) at the 2012 annual meeting of stockholders of the Corporation (the "Annual Meeting"), or any special meeting of shareholders of the Corporation called for a similar purpose. This Notice is submitted by the Record Holder and on behalf of the Direct Beneficial Owners (as defined below).

     As of the close of business on February 16, 2012, (i) High River represents that it is the holder of record of, and is entitled to vote, 1,000 shares of Common Stock, $0.01 par value per share, of the Corporation (the "Shares") and that it is the direct beneficial owner of 2,516,845 Shares (including the 1,000 Shares of which High River is the shareholder of record); (ii) Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), represents that it is the direct beneficial owner of 3,928,395 Shares and that it is not the holder of record of any Shares; (iii) Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership ("Icahn Master"), represents that it is the direct beneficial owner of 4,089,286 Shares and that it is not the holder of record of any Shares; (iv) Icahn Partners Master Fund II L.P., a Cayman Islands exempted limited partnership ("Icahn Master II"), represents that it is the direct beneficial owner of 1,423,232 Shares and that it is not the holder of record of any Shares; (v) Icahn Partners Master Fund III L.P., a Cayman Islands exempted limited partnership ("Icahn Master III" and collectively with High River, Icahn Partners, Icahn Master and Icahn Master III, the "Direct Beneficial Owners"), represents that it is the direct beneficial owner of 626,469 Shares and that it is not the holder of record of any Shares; in each case as further described in Annex A. Carl C. Icahn, by virtue of his relationship to High River, Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III is deemed to beneficially own (as that term is defined in Rule 13d-3 of the Securities Act of 1933, as amended) the Shares which High River, Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III directly beneficially own, as further described in Annex A.

     The address of Icahn Partners is 767 Fifth Avenue, 46th Floor, New York, NY 10153. The address of Icahn Master is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The address of Icahn Master II is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The address of Icahn Master III is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The address of High River is 767 Fifth Avenue, 46th Floor, New York, NY 10153. Each of Icahn Master, Icahn Master II, Icahn Master III, Icahn Partners and High River is primarily engaged in the business of investing in securities. High River believes that its name and address set forth above is the name and address for the Record Holder that appears on the Corporation's books.

     The Record Holder hereby represents that it is a holder of record of shares of the Corporation entitled to vote at the Annual Meeting with respect to the nomination of the Slate for election as directors of the Corporation and intends to appear in person or by proxy at the Annual Meeting to nominate for election as directors of the Board the following persons (each, a "Nominee" and collectively, the "Slate"):

                                Bob G. Alexander
                                  SungHwan Cho
                              George W. Hebard III
                              Vincent J. Intrieri
                                Samuel Merksamer
                                Stephen Mongillo
                              Daniel A. Ninivaggi
                                James M. Strock
                                Glenn R. Zander

     Mr. Alexander has extensive experience as an executive officer in the oil and gas services industry, as well as experience serving as a director of other public companies, which would allow him to bring important insights into board oversight and corporate governance matters. Mr. Cho would be a valuable addition to the Board due to his deep understanding of finance and risk obtained from his past experience, including his position as an investment banker at Salomon Smith Barney. Mr. Hebard has a strong record as a sophisticated investor and has a broad understanding of the operational, financial and strategic issues facing public and private companies. Mr. Intrieri has significant experience as a director of various companies which enables him to understand the complex business and financial issues that a company may face. Mr. Merksamer has a strong record as a financial analyst and has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies. Mr. Mongillo has over 25 years of experience in the financial industry and has a strong understanding of the complex business and financial issues encountered by large complex companies. Mr. Ninivaggi has a strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group. Mr. Strock has extensive business and public service experience which enable him to assist boards in meeting their responsibilities in various functions. Mr. Zander has a substantial operational background, having served as chief executive officer and chief financial officer and other executive positions. The Record Holder believes that these individuals' knowledge of operations, investments, corporate finance and law will add to the expertise and leadership of the Board.

     The Record Holder further represents that it reserves the right to appear in person or by proxy at the Annual Meeting to make the following proposal (the "Proposal") for consideration by the Corporation's stockholders if the Record Holder discovers that the Board has effected any changes to the Amended and Restated By-Laws, effective as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, that appear to be adverse to the interests of the Corporation's stockholders:

                                    PROPOSAL

     To adopt a resolution that would repeal any provision of the Corporation's by-laws in effect at the time of the Annual Meeting that was not included in the Corporation's Amended and Restated By-Laws in effect as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011.

     The Record Holder is not aware of any such provision of the Corporation's by-laws that has become effective, but it is possible that following the date of this Notice and prior to the adoption of this resolution such a provision could be disclosed and/or become effective.

     The  following  is  the  text  of  the  proposed  resolution:

     "RESOLVED, that any provision of the by-laws of CVR Energy, Inc. as of the effectiveness of this resolution that was not included in the Amended and Restated By-Laws, effective as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, be and hereby are repealed."

     The Record Holder believes the Proposal is appropriate for consideration at the Annual Meeting in case the Corporation takes actions between the date of this Notice and the date of the Annual Meeting to frustrate the ability of the Record Holder or other stockholders to nominate persons for election as members of the Board or to otherwise exercise freely their rights as stockholders of a Delaware corporation.

     If the Board does not effect any changes to the Amended and Restated Bylaws, effective as of July 14, 2011, as publicly filed with the Securities and Exchange Commission on July 20, 2011, that are adverse to the interests of the Corporation's stockholders, the Record Holder will not make the Proposal at the Annual Meeting and the Proposal will have no effect. However, if the Board has made changes since July 14, 2011 that are adverse to the interests of the Corporation's stockholders, the Proposal, if adopted, will restore the Bylaws to the July 14, 2011 version that became publicly available in filings by the Corporation with the SEC on July 20, 2011. The Record Holder is not currently aware of any specific Bylaw provisions that would be repealed by the adoption of the Proposal.

     The Record Holder represents that it (together with one or more of the Direct Beneficial Owners and/or Beneficial Owners) intends to (i) deliver a proxy statement and a form of proxy to holders of at least the percentage of the Corporation's outstanding shares of capital stock required to approve the Proposal and (ii) otherwise solicit proxies from stockholders in support of the Proposal.

     In this Notice: (i) certain information relating to the Direct Beneficial Owners and the Beneficial Owner(s) (as defined in Annex A) is set forth in the body of this Notice and Annex A and Annex B; (ii) certain information relating to each Nominee is set forth in the body of this Notice and Annex B, Annex E, Annex F, and Annex G, as applicable; and (iii) the written consent of each Nominee to be named in the proxy statement, including as a nominee, and to serve as a director of the Corporation if so elected is attached as Annex C. Each Nominee (other than Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi) is also party to an agreement substantially in the form attached hereto as Annex D, pursuant to which Icahn Capital LP, an affiliate of the Record Holder, has agreed to pay certain fees to such Nominee and to indemnify such Nominee with respect to certain costs incurred by such Nominee in connection with the proxy contest relating to the Annual Meeting (the "Nominee Agreement").

     Each Nominee, Direct Beneficial Owner and Beneficial Owner has an interest in the election of directors at the Annual Meeting: (i) directly and/or indirectly through the beneficial ownership (if any) of Shares, as described on Annex A and any applicable attachments thereto; (ii) pursuant to the Nominee Agreement, if applicable, relating to such Nominee and Icahn Capital LP; (iii) with respect to Mr. Intrieri, indirectly through an investment in Icahn Partners; and (iv) with respect to Mr. Ninivaggi, indirectly through certain options to purchase depositary units of Icahn Enterprises L.P. ("Icahn Enterprises").

     Each Nominee, Direct Beneficial Owner and Beneficial Owner has an interest in the Proposal: (i) directly and/or indirectly through the beneficial ownership (if any) of Shares, as described on Annex A and any applicable attachments thereto; (ii) with respect to Mr. Intrieri, indirectly through an investment in Icahn Partners; and (iii) with respect to Mr. Ninivaggi, indirectly through certain options to purchase depositary units of Icahn Enterprises.

     With respect to each Nominee, other than as disclosed in this Notice: (i) such Nominee is not, and, within the past year, was not a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Nominee nor any of such Nominee's associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Direct Beneficial Owner and each Beneficial Owner, other than as disclosed in this Notice: (i) neither such Direct Beneficial Owner nor such Beneficial Owner is, or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Direct Beneficial Owner, Beneficial Owner, nor any of their respective associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Nominee, such Nominee is independent under the independence standards applicable to the Corporation under (i) paragraph (a)(1) of Item 407 of Regulation S-K and (ii) the New York Stock Exchange listing standards.

     Each of SungHwan Cho, George Hebard, Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi is employed by Icahn Enterprises or other entities affiliated with Carl Icahn. Carl C. Icahn is the indirect owner of the general partner of Icahn Enterprises and the indirect holder of approximately 93% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises. From time to time, Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi may serve on the boards of directors of entities in which the Direct Beneficial Owners and/or Beneficial Owners have an interest but do not control. In such situations Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi may receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like).

     On May 19, 2011, Icahn Enterprises Holdings LP, an affiliate of Mr. Icahn, paid Bob Alexander $60,000 for certain consulting services performed during 2009 and 2010.

     SungHwan Cho is an at-will employee of Icahn Capital LP, an affiliate of Mr. Icahn, and does not have a written employment agreement. Mr. Cho was paid aggregate compensation of $[REDACTED] for the year ended December 31, 2009, $[REDACTED] for the year ended December 31, 2010, and $[REDACTED] for the year ended December 31, 2011. Mr. Cho also participates in certain benefit programs and plans of Icahn Capital LP. He is also subject to certain confidentiality, non-solicit and non-compete policies.

     George Hebard entered into an employment agreement with Icahn Enterprises Holdings LP, an affiliate of Mr. Icahn, on September 8, 2011, pursuant to which Mr. Hebard was employed as a Managing Director with Icahn Enterprises Holdings LP. The term of this agreement commenced on September 8, 2011 and ends on September 12, 2014, unless terminated earlier under the terms thereof. Under this agreement, Mr. Hebard is entitled to a base salary of $[REDACTED] per annum and an annual discretionary bonus of up to $[REDACTED]. Under this agreement, Mr. Hebard was paid aggregate compensation of $[REDACTED] for the year ended December 31, 2011. Under this agreement, Mr. Hebard is also entitled to participate in certain benefit programs and plans of Icahn Enterprises Holdings LP. He is also subject to certain confidentiality, non-solicit and non-compete obligations thereunder.

     Vincent J. Intrieri entered into an agreement, dated as of December 31, 2004 (the "Original Intrieri Agreement") with certain affiliates of Mr. Icahn. The term of the Original Intrieri Agreement ran from January 1, 2005 until December 31, 2011. Under the Original Intrieri Agreement, Mr. Intrieri was employed to act as a senior executive officer with the title of Senior Managing Director and Mr. Intrieri agreed to work for various other affiliates of Mr. Icahn for the aggregate consideration described below. Under the Original Intrieri Agreement, Mr. Intrieri was entitled to receive cash compensation equal to (i) a base salary at the rate of $400,000 per annum plus (ii) a bonus of between $1,000,000 and $1,250,000 per annum, as determined by such affiliates of Mr. Icahn. Under, the Original Intrieri Agreement, Mr. Intrieri was also entitled to receive a 2.5% participatory interest in the profits and fees derived by Mr. Icahn and/or his affiliated entities from Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III (the "Funds"). Because only a portion of such profit interests are distributed and because of his other investments in the Funds, Mr. Intrieri also has capital accounts in the Funds. The portion of this profit participation consisting of his 2.5% management fee participation was deferred until January 30, 2010 and was paid to him in fiscal 2010, in an aggregate amount equal to $699,319. Mr. Intrieri's 2.5% participatory interest described above was superseded by the Current Intrieri Agreement described below. Mr. Intrieri continues to hold an investment in Icahn Partners.

     On September 26, 2011, Mr. Intrieri entered into an employment agreement (the "Current Intrieri Agreement") with Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"), an affiliate of Mr. Icahn, the term of which commenced on October 1, 2011. The Current Intrieri Agreement superseded and replaced the Original Intrieri Agreement. Pursuant to the Current Intrieri Agreement, Mr. Intrieri serves as Senior Vice President of Icahn Enterprises G.P. and Senior Managing Director of the Funds. Mr. Intrieri's employment period continues under the Current Intrieri Agreement through December 31, 2013, unless otherwise terminated earlier or extended, in each case, pursuant to the terms of the Current Intrieri Agreement. Pursuant to the Current Intrieri Agreement, Mr. Intrieri is entitled to aggregate compensation of $6.5 million per annum. If the Current Intrieri Agreement is extended beyond December 31, 2013 pursuant to the terms thereof, Mr. Intrieri is entitled to aggregate compensation of $7.5 million per annum.

     The Original Intrieri Agreement is further described on page 224 of the Form 10-K for the fiscal year ended December 31, 2010, filed by Icahn Enterprises with the SEC on March 8, 2011, which is attached hereto as Annex E and incorporated herein by reference. The Current Intrieri Agreement is further described on the Form 8-K filed by Icahn Enterprises with the SEC on September 30, 2011, which is attached hereto as Annex F and incorporated herein by reference.

     Samuel Merksamer is an at-will employee of Icahn Capital LP, an affiliate of Mr. Icahn, and does not have a written employment agreement. Mr. Merksamer entered into an employment agreement with Icahn Capital LP on May 12, 2008, pursuant to which Mr. Merksamer was employed as an Investment Analyst with Icahn Capital LP. The term of this agreement commenced on May 12, 2008 and ended on December 31, 2011. The parties are currently working on a new agreement. Under the previous agreement, Mr. Merksamer received a base salary of $[REDACTED] per annum and a discretionary bonus of up to [REDACTED]% of base salary for December 31, 2008, up to [REDACTED]% of base salary for December 31, 2009, up to [REDACTED]% of base salary for December 31, 2010, and up to [REDACTED]% of base salary for December 31, 2011. Under this agreement, Mr. Merksamer was paid aggregate compensation of $[REDACTED] for the year ended December 31, 2009, $[REDACTED] for the year ended December 31, 2010, and $[REDACTED] for the year ended December 31, 2011. Under this agreement, Mr. Merksamer is also entitled to participate in certain benefit programs and plans of Icahn Capital LP. He is also subject to certain confidentiality, non-solicit and non-compete obligations thereunder.

     Stephen Mongillo entered into an employment agreement with Icahn Capital LP, an affiliate of Mr. Icahn, on January 1, 2008, pursuant to which Mr. Mongillo was employed as an Investment Analyst with Icahn Capital LP. The term of this agreement commenced on January 1, 2008 and ended on January 21, 2011. Under this agreement, Mr. Mongillo was entitled to a base salary of $[REDACTED] per annum and a discretionary bonus. Under this agreement, Mr. Mongillo was paid aggregate compensation of $[REDACTED] for the year ended December 31, 2009, $[REDACTED] for the year ended December 31, 2010, and $[REDACTED] for the year ended December 31, 2011. Under this agreement, Mr. Mongillo was also entitled to participate in certain benefit programs and plans of Icahn Capital LP. He was also subject to certain confidentiality, non-solicit and non-compete obligations thereunder. In addition, on January 30, 2012, Icahn Capital LP, an affiliate of Mr. Icahn, paid Mr. Mongillo $25,000 for serving on a slate of individuals that Mr. Icahn's affiliates nominated for election as members of the board of directors of Commercial Metals Company.

     On February 11, 2010, Icahn Enterprises entered into an employment agreement with Daniel A. Ninivaggi (the "Ninivaggi Agreement") pursuant to which Mr. Ninivaggi serves as the President of Icahn Enterprises, Icahn Enterprises Holdings L.P. and Icahn Enterprises GP Inc., affiliates of Mr. Icahn. Under the Ninivaggi Agreement, Mr. Ninivaggi is (1) principally responsible for overseeing portfolio company operations, generally not including the entities involved with the hedge funds managed and advised by subsidiaries of Icahn Enterprises Holdings L.P. and (2) involved with acquisitions, dispositions and financings engaged in by Icahn Enterprises, Icahn Enterprises Holdings L.P. and subsidiaries.

     Pursuant to the Ninivaggi Agreement, Mr. Ninivaggi is entitled to: (i) a base salary at the per annum rate of $650,000 for the period ending December 31, 2010 and for each of the calendar years ending December 31, 2011 and 2012; (ii) a bonus in the amount of $550,000 for the period ending on December 31, 2010; and (iii) a bonus of not less than $450,000 and not more than $650,000 for each of the calendar years ending December 31, 2011 and 2012. Under this agreement, Mr. Ninivaggi was paid aggregate compensation of $1,324,100 for the year ended December 31, 2010, and $1,300,000 for the year ended December 31, 2011. Mr. Ninivaggi also received a relocation payment of $300,000 in connection with the commencement of his employment.

     In addition, on February 11, 2010, Icahn Enterprises and Mr. Ninivaggi entered into a Class A Option Agreement and Class B Option Agreement (together, the "Option Agreements"). Pursuant to terms of the Ninivaggi Agreement, Mr. Ninivaggi was granted Class A options to purchase 100,000 Depositary Units ("Units") of Icahn Enterprises with an exercise price of $45.60 per Unit, and Class B options to purchase 100,000 Units with an exercise price of $55.60 per Unit. Each of the Class A options and the Class B options (collectively, the "Options") shall vest as to 33,334 Options, on December 31, 2010; 33,333 Options on December 31, 2011 and the balance of 33,333 Options on December 31, 2012. The Options shall expire on December 31, 2014 except as otherwise set forth in the Ninivaggi Agreement or the Option Agreements.

     The Ninivaggi Agreement is further described on page 216 of, and the terms of Mr. Ninivaggi's employment are further described in the Compensation Discussion and Analysis section beginning on page 208 of, the Form 10-K for the fiscal year ended December 31, 2010 filed by Icahn Enterprises with the SEC on March 8, 2011, which is attached hereto as Annex E and incorporated herein by reference. Each of the Ninivaggi Agreement and the Option Agreements is also further described on the Form 8-K filed by Icahn Enterprises with the SEC on February 18, 2010, which is attached hereto as Annex G and incorporated herein by reference.

     On September 28, 2011, Icahn Capital LP, an affiliate of Mr. Icahn, paid Glenn Zander $25,000 for serving on a slate of individuals that Mr. Icahn's affiliates intended to nominate for election as members of the board of directors of The Clorox Company.

     The Record Holder further represents that it (together with one or more of the Direct Beneficial Owners and/or Beneficial Owners) intends to (i) deliver a proxy statement and a form of proxy to holders of at least the percentage of the Corporation's outstanding shares of capital stock required to elect the Slate and (ii) otherwise solicit proxies from stockholders in support of the Slate. On February 14, 2012, the Direct Beneficial Owners and Beneficial Owners disclosed the following in a Schedule 13D amendment filed with the SEC:

     On February 13, 2012, Carl C. Icahn and other representatives of the Reporting Persons spoke with Jack Lipinski, the Chairman, Chief Executive Officer, and President of the Issuer, and discussed the initiatives announced on February 13th by the Issuer. The Reporting Persons stated that they believed that shareholders would be better served if the Issuer commenced a process to put itself up for sale, rather than pursue the limited initiatives announced by the Issuer.

     The Reporting Persons believe that the Issuer's stock price does not reflect current high crack spreads. The Issuer is a small company with only two refineries. As a result, shareholders face an unfavorable risk reward ratio since they bear not only the risk of a decline in crack spreads, but also the risk of production interruptions which would reduce the upside from high crack spreads. The Reporting Persons expressed their belief that there are three or four possible acquirers that could benefit greatly from the synergies that could be realized from a combination with the Issuer and that are better positioned to hedge currently high crack spreads. Mr. Lipinski stated that he would take the Reporting Persons' suggestions under advisement and discuss them with his board of directors and advisors.

     The Reporting Persons believe the shareholders, the true owners of companies with the most to lose or gain, should decide whether or not the companies should be sold, and at what price - not management or its advisors. The Reporting Persons stated that while certainly the opinions of management and its advisors should be made known, the ultimate decision should be left in the hands of the stockholders/owners.

     The Reporting Persons also noted that the deadline for delivering notice to the Issuer regarding the intention to make proposals, including to nominate individuals for election as directors, at the 2012 annual meeting of shareholders of the Issuer is this Friday, and that the Reporting Persons were currently contemplating whether to deliver such a notice.

     With respect to each Direct Beneficial Owner and each Beneficial Owner, other than as disclosed in this Notice, neither such Direct Beneficial Owner nor such Beneficial Owner: (i) owns beneficially or holds of record any shares of capital stock, other securities or indebtedness of the Corporation or any of its subsidiaries; (ii) owns beneficially or holds of record any Derivative Instrument (as such term is defined in the Bylaws); or (iii) holds or beneficially holds any short interest in any shares of capital stock, other securities or indebtedness of the Corporation or any of its subsidiaries. Other than as disclosed in this Notice, there has been no direct or indirect compensation or other material monetary agreements, arrangements or understandings during the past three years, or any other material relationships, in each case between or among any Direct Beneficial Owner or Beneficial Owner, on the one hand, and each Nominee, and such Nominee's affiliates and associates, on the other hand.

     The information set forth in this Notice includes all information required by the Bylaws regarding Stockholder Associated Persons (as such term is defined in Article II, Section 10(a)(iii) of the Bylaws) of the Record Holder.

     The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto should be deemed disclosed for all purposes of this Notice. All upper case terms appearing in the Annexes and all attachments thereto that are not defined in such Annexes and attachments shall have the meanings given in the body of this Notice or the Annexes, as applicable.

     Information is set forth herein as of the close of business on February 16, 2012. Except as required by Article II, Section 10 of the Bylaws, neither the delivery of this Notice nor any delivery by any Direct Beneficial Owner, Beneficial Owner or Nominee of additional information to the Corporation from and after the date hereof shall be deemed to constitute an admission by any Direct Beneficial Owner, Beneficial Owner, Nominee, or any of their respective affiliates (if any), that such delivery is required or that each and every item or any item of information is required or as to the legality or enforceability of any notice requirement or any other matter, or a waiver by any Direct Beneficial Owner, Beneficial Owner, Nominee, or any of their respective affiliates (if any), of their right to contest or challenge, in any way, the validity or enforceability of any notice requirement or any other matter (including actions taken by the Board in anticipation of, or following receipt of, this Notice). Furthermore, this Notice assumes that the Board will nominate a total of nine director nominees for election to the Board at the Annual Meeting and if the Board (i) increases the number of directors to be nominated and elected at the Annual Meeting or a special meeting called for a similar purpose, the Record Holder reserves the right to add additional director nominees in respect of each such additional directorship or (ii) decreases the number of directors to be nominated and elected at the Annual Meeting or a special meeting called for a similar purpose, the Record Holder reserves the right to remove director nominees from the Slate in respect of each such decreased directorship. In the event any statement or other information in this Notice is not correct, or to the extent any applicable information has been omitted from this Notice, the Direct Beneficial Owners, Beneficial Owners and Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this Notice.


                            [Signature page follows]

Very  truly  yours,

HIGH  RIVER  LIMITED  PARTNERSHIP
By:  Hopper  Investments  LLC,  its  general  partner
By:  Barberry  Corp.,  its  sole  member


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory
     Dated:  February 16,  2012

ICAHN  PARTNERS  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory
     Dated:  February  16,  2012

ICAHN  PARTNERS  MASTER  FUND  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory
     Dated:  February 16,  2012

ICAHN  PARTNERS  MASTER  FUND  II  L.P.


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory
     Dated:  February 16,  2012

ICAHN  PARTNERS  MASTER  FUND  III  L.P.


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory
     Dated:  February 16,  2012



    [Signature page to Notice of Intent to Nominate Persons for Election as Directors at the 2012 Annual Meeting of Stockholders of CVR Energy, Inc.]

                                                                         ANNEX A

                 SECURITY OWNERSHIP OF DIRECT BENEFICIAL OWNERS

(1) TITLE        (2) NAME OF         (3) AMOUNT OF            (4) PERCENT
    OF               BENEFICIAL          BENEFICIAL               OF
    CLASS            OWNER (1)           OWNERSHIP                CLASS (2)
    -----            ----------          ----------               -------
   Common Stock,     High River           2,516,845                 2.91%
   par value
   $0.01 per
   share ("Shares")

   Shares            Icahn Partners       3,928,395                 4.54%

   Shares            Icahn Master         4,089,286                 4.72%

   Shares            Icahn Master II      1,423,232                 1.64%

   Shares            Icahn Master III       626,469                 0.72%
_________________________
(1) Please note that each stockholder listed in this table is, as of February 16, 2012, the direct beneficial owner of the Shares set forth under the heading "(3) Amount of Beneficial Ownership" and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading "Description of Beneficial Ownership and Beneficial Owners."

(2) Please note that percentages of ownership set forth in this column were calculated based on the 86,573,498 Shares stated to be outstanding as of November 1, 2011 by the Corporation in the Corporation's Form 10-Q filed for the quarterly period ended September 30, 2011.



           DESCRIPTION OF BENEFICIAL OWNERSHIP AND BENEFICIAL OWNERS

     Barberry Corp., a Delaware corporation ("Barberry"), is the sole member of Hopper Investments LLC, a Delaware limited liability company ("Hopper"), which is the general partner of High River. Beckton Corp., a Delaware corporation ("Beckton") is the sole stockholder of Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn Enterprises GP"), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Holdings"). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company ("IPH"), which is the general partner of Icahn Capital L.P., a Delaware limited partnership ("Icahn Capital"). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore") and Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"). Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn ("Mr. Icahn," and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the "Beneficial Owners" and each of them a "Beneficial Owner." As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Direct Beneficial Owners and the Beneficial Owners.

     The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and
(ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 46th Floor, New York, NY 10153.

     Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of each of Icahn Master, Icahn Master II and Icahn Master
III. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn
Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP. Mr. Carl C. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises, through which Mr. Icahn manages various private investment funds, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P., a NASDAQ listed diversified holding company engaged in a variety of businesses, including investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation ("Starfire"), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire's subsidiaries.

     The Direct Beneficial Owners and the Beneficial Owners may be deemed to beneficially own, in the aggregate, 12,584,227 Shares, representing approximately 14.54% of the Corporation's outstanding Shares (based upon the 86,573,498 Shares stated to be outstanding as of November 1, 2011 by the Corporation in the Corporation's Form 10-Q filed for the quarterly period ended September 30, 2011).

     High River has sole voting power and sole dispositive power with regard to 2,516,845 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 3,928,395 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 4,089,286 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,423,232
Shares.  Each  of  Icahn  Offshore,  Icahn  Capital,  IPH, Icahn Holdings, Icahn
Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 626,469 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

     Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the 2,516,845 Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the 3,928,395 Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the 6,138,987 Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.

TWO YEAR SUMMARY TABLE:

     The following table indicates the date of each purchase and sale of Shares, as well as the exercise of call options, by Mr. Icahn and his affiliates within the past two years, and the number of Shares in each such purchase and sale.

NAME                         DATE                           SHARES PURCHASED
----                         ----                           ----------------
High River               12/05/2011                              145,898
High River               12/06/2011                              144,102
High River               12/07/2011                              140,000
High River               12/08/2011                              140,000
High River               12/09/2011                              108,988
High River               12/05/2011                               87,000
High River               02/06/2012                              386,975*
High River               02/06/2012                            1,363,882*
Icahn Partners           12/05/2011                              229,090
Icahn Partners           12/06/2011                              226,271
Icahn Partners           12/07/2011                              219,829
Icahn Partners           12/08/2011                              219,829
Icahn Partners           12/09/2011                              171,133
Icahn Partners           12/05/2011                              136,609
Icahn Partners           02/06/2012                              604,006*
Icahn Partners           02/06/2012                            2,121,628*
Icahn Master             12/05/2011                              238,365
Icahn Master             12/06/2011                              235,431
Icahn Master             12/07/2011                              228,730
Icahn Master             12/08/2011                              228,729
Icahn Master             12/09/2011                              178,062
Icahn Master             12/05/2011                              142,139
Icahn Master             02/06/2012                              628,745*
Icahn Master             02/06/2012                            2,209,085*
Icahn Master II          12/05/2011                               80,641
Icahn Master II          12/06/2011                               79,650
Icahn Master II          12/07/2011                               77,381
Icahn Master II          12/08/2011                               77,382
Icahn Master II          12/09/2011                               60,240
Icahn Master II          12/05/2011                               48,088
Icahn Master II          02/06/2012                              218,829*
Icahn Master II          02/06/2012                              781,021*
Icahn Master III         12/05/2011                               35,494
Icahn Master III         12/06/2011                               35,058
Icahn Master III         12/07/2011                               34,060
Icahn Master III         12/08/2011                               34,060
Icahn Master III         12/09/2011                               26,516
Icahn Master III         12/05/2011                               21,164
Icahn Master III         02/06/2012                               96,322*
Icahn Master III         02/06/2012                              343,795*
_________________________
* The Direct Beneficial Owner acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.


     Shares purchased by each of the Direct Beneficial Owners are maintained in margin accounts that include positions in securities in addition to the Shares. As of February 16, 2012, the indebtedness of (i) High River's margin accounts was approximately $168,907,377, (ii) Icahn Partners' margin accounts was approximately $234,662,467, (iii) Icahn Master's margin accounts was approximately $383,065,732, (iv) Icahn Master II's margin accounts was approximately $85,156,735, and (v) Icahn Master III's margin accounts was approximately $37,216,903.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-A

     The following are American call options purchased by the Direct Beneficial Owners, which were written by UBS AG with a $12.00 strike price and an expiration date of December 12, 2013, and which provided for physical settlement. These are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of their respective call options.

NAME                  DATE             QUANTITY          OPTION PREMIUM PAID ($)
----                  ----             --------          -----------------------
High River         12/12/2011            53,000                    338,511.00
High River         12/13/2011            40,000                    271,432.00
High River         01/03/2012           240,000                  1,834,272.00
High River         01/04/2012           145,180                  1,153,063.11
High River         01/05/2012           248,681                  2,009,466.82
High River         01/06/2012           140,000                  1,222,032.00
High River         01/09/2012            97,021                    847,769.50
High River         01/10/2012           200,000                  1,791,900.00
High River         01/11/2012           200,000                  1,982,300.00
Icahn Partners     12/12/2011            83,222                    531,538.91
Icahn Partners     12/13/2011            62,807                    426,195.74
Icahn Partners     01/03/2012           366,556                  2,801,514.20
Icahn Partners     01/04/2012           226,603                  1,799,749.01
Icahn Partners     01/05/2012           388,151                  3,136,454.16
Icahn Partners     01/06/2012           218,519                  1,907,408.65
Icahn Partners     01/09/2012           151,434                  1,323,230.29
Icahn Partners     01/10/2012           312,168                  2,796,869.20
Icahn Partners     01/11/2012           312,168                  3,094,053.13
Icahn Master       12/12/2011            86,591                    553,056.72
Icahn Master       12/13/2011            65,350                    443,452.03
Icahn Master       01/03/2012           382,201                  2,921,085.80
Icahn Master       01/04/2012           235,884                  1,873,461.49
Icahn Master       01/05/2012           404,048                  3,264,909.86
Icahn Master       01/06/2012           227,466                  1,985,505.22
Icahn Master       01/09/2012           157,638                  1,377,440.84
Icahn Master       01/10/2012           324,953                  2,911,416.40
Icahn Master       01/11/2012           324,954                  3,220,781.57
Icahn Master II    12/12/2011            29,292                    187,088.00
Icahn Master II    12/13/2011            22,110                    150,034.04
Icahn Master II    01/03/2012           146,674                  1,121,000.05
Icahn Master II    01/04/2012            82,096                    652,031.06
Icahn Master II    01/05/2012           140,625                  1,136,320.31
Icahn Master II    01/06/2012            79,168                    691,041.64
Icahn Master II    01/09/2012            54,864                    479,401.63
Icahn Master II    01/10/2012           113,096                  1,013,283.61
Icahn Master II    01/11/2012           113,096                  1,120,951.00
Icahn Master III   12/12/2011            12,895                     82,360.36
Icahn Master III   12/13/2011             9,733                     66,046.19
Icahn Master III   01/03/2012            64,569                    493,487.95
Icahn Master III   01/04/2012            36,137                    287,010.90
Icahn Master III   01/05/2012            61,899                    500,174.87
Icahn Master III   01/06/2012            34,847                    304,172.49
Icahn Master III   01/09/2012            24,150                    211,022.70
Icahn Master III   01/10/2012            49,783                    446,030.79
Icahn Master III   01/11/2012            49,782                    493,414.29


     The following are American call options purchased by the Direct Beneficial Owners, which were written by Societe Generale with a $14.00 strike price and an expiration date of April 11, 2012, and which provided for physical settlement. These are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of their respective call options.

NAME                  DATE             QUANTITY          OPTION PREMIUM PAID ($)
----                  ----             --------          -----------------------
High River         01/11/2012            20,000                    148,200.00
High River         01/12/2012           366,975                  2,981,671.88
Icahn Partners     01/11/2012            31,216                    231,310.56
Icahn Partners     01/12/2012           572,790                  4,653,918.75
Icahn Master       01/11/2012            32,495                    240,787.95
Icahn Master       01/12/2012           596,250                  4,844,531.25
Icahn Master II    01/11/2012            11,310                     83,807.10
Icahn Master II    01/12/2012           207,519                  1,686,091.88
Icahn Master III   01/11/2012             4,979                     36,894.39
Icahn Master III   01/12/2012            91,343                    742,161.88

                                                                         ANNEX A
                                                                  ATTACHMENT 1-B

     The following are European put options which were written by the Direct Beneficial Owners to UBS AG and had a $12.00 strike price and an expiration date of the earlier of December 12, 2013 or the date on which the corresponding American style call option described in Annex A, Attachment 1-A is exercised, and provided for cash settlement only and are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of the call options described in Annex A Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

NAME                  DATE             QUANTITY          OPTION PREMIUM PAID ($)
----                  ----             --------          -----------------------
High River         12/12/2011            53,000                        530.00
High River         12/13/2011            40,000                        400.00
High River         01/03/2012           240,000                      2,400.00
High River         01/04/2012           145,180                      1,451.80
High River         01/05/2012           248,681                      2,486.81
High River         01/06/2012           140,000                      1,400.00
High River         01/09/2012            97,021                        970.21
High River         01/10/2012           200,000                      2,000.00
High River         01/11/2012           200,000                      2,000.00
Icahn Partners     12/12/2011            83,222                        832.22
Icahn Partners     12/13/2011            62,807                        628.07
Icahn Partners     01/03/2012           366,556                      3,665.56
Icahn Partners     01/04/2012           226,603                      2,266.03
Icahn Partners     01/05/2012           388,151                      3,881.51
Icahn Partners     01/06/2012           218,519                      2,185.19
Icahn Partners     01/09/2012           151,434                      1,514.34
Icahn Partners     01/10/2012           312,168                      3,121.68
Icahn Partners     01/11/2012           312,168                      3,121.68
Icahn Master       12/12/2011            86,591                        865.91
Icahn Master       12/13/2011            65,350                        653.50
Icahn Master       01/03/2012           382,201                      3,822.01
Icahn Master       01/04/2012           235,884                      2,358.84
Icahn Master       01/05/2012           404,048                      4,040.48
Icahn Master       01/06/2012           227,466                      2,274.66
Icahn Master       01/09/2012           157,638                      1,576.38
Icahn Master       01/10/2012           324,953                      3,249.53
Icahn Master       01/11/2012           324,954                      3,249.54
Icahn Master II    12/12/2011            29,292                        292.92
Icahn Master II    12/13/2011            22,110                        221.10
Icahn Master II    01/03/2012           146,674                      1,466.74
Icahn Master II    01/04/2012            82,096                        820.96
Icahn Master II    01/05/2012           140,625                      1,406.25
Icahn Master II    01/06/2012            79,168                        791.68
Icahn Master II    01/09/2012            54,864                        548.64
Icahn Master II    01/10/2012           113,096                      1,130.96
Icahn Master II    01/11/2012           113,096                      1,130.96
Icahn Master III   12/12/2011            12,895                        128.95
Icahn Master III   12/13/2011             9,733                         97.33
Icahn Master III   01/03/2012            64,569                        645.69
Icahn Master III   01/04/2012            36,137                        361.37
Icahn Master III   01/05/2012            61,899                        618.99
Icahn Master III   01/06/2012            34,847                        348.47
Icahn Master III   01/09/2012            24,150                        241.50
Icahn Master III   01/10/2012            49,783                        497.83
Icahn Master III   01/11/2012            49,782                        497.82


The following are European put options which were written by the Direct Beneficial Owners to Societe Generale and had a $14.00 strike price and an expiration date of the earlier of April 11, 2012 or the date on which the corresponding American style call option described in Annex A, Attachment 1-A is exercised, and provided for cash settlement only and are further described in the chart set forth below. On February 6, 2012, the Direct Beneficial Owners exercised all of the call options described in Annex A Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

NAME                  DATE             QUANTITY          OPTION PREMIUM PAID ($)
----                  ----             --------          -----------------------
High River        01/11/2012             20,000                         200.00
High River        01/12/2012            366,975                       3,669.75
Icahn Partners    01/11/2012             31,216                         312.16
Icahn Partners    01/12/2012            572,790                       5,727.90
Icahn Master      01/11/2012             32,495                         324.95
Icahn Master      01/12/2012            596,250                       5,962.50
Icahn Master II   01/11/2012             11,310                         113.10
Icahn Master II   01/12/2012            207,519                       2,075.19
Icahn Master III  01/11/2012              4,979                          49.79
Icahn Master III  01/12/2012             91,343                         913.43



                                                                         ANNEX B
                                                                    ATTACHMENT 1

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                  Bob G. Alexander

AGE:                   78

BUSINESS               [REDACTED]
ADDRESS:

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Mr. Alexander has served as a Director of TransAtlantic Petroleum Corp., an international Exploration and Production Company doing business in Turkey, Poland, Bulgaria and Romania, since June, 2010. Mr. Alexander, a founder of
Alexander Energy Corporation, served as Chairman of the Board, President and Chief Executive Officer from 1980 to 1996. Alexander Energy merged with National Energy Group, Inc., an oil and gas property management company, in 1996 and Mr. Alexander served as President and Chief Executive Officer from 1998 to 2006. National Energy Group was previously indirectly controlled by Carl C. Icahn. From 1976 to 1980, Mr. Alexander served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver Colorado. Mr. Alexander also served on the board of Quest Resource Corporation from June to August 2008. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. Mr. Alexander received a Bachelor of Science degree in Geological Engineering in 1959 from the University of Oklahoma.

                                                                         ANNEX B
                                                                    ATTACHMENT 2

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                  SungHwan  Cho

AGE:                   37

BUSINESS               Icahn  Capital  LP,  767  Fifth  Avenue,  47th  Floor
ADDRESS:               New  York,  NY  10153

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America


     Mr. Cho has been Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises L.P., an entity controlled by Carl C. Icahn since October 2006. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. Previously, Mr. Cho was an investment banker at Salomon Smith Barney in New York and Tokyo. He is a director of Take-Two Interactive Software Inc, a publisher of interactive entertainment products; PSC Metals Inc., a metal recycling company; American Railcar Industries, Inc., a railcar manufacturing company; Viskase Companies, Inc., a meat casing company; WestPoint International, LLC, a home textiles manufacturer; and XO Communications, LLC, a competitive provider of telecom services. PSC Metals, American Railcar Industries, Viskase Companies, WestPoint International and XO Communications are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has an interest in Take-Two Interactive Software through the ownership of securities. Mr. Cho received a B.S. from Stanford University and an MBA from New York University, Stern School of Business.

                                                                         ANNEX B
                                                                    ATTACHMENT 3

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                  George Hebard

AGE:                   38

BUSINESS               767  Fifth  Avenue,  47th
ADDRESS:               Floor,  New  York,  NY  10153

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Since September 2011, George Hebard has been a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. He provides investment management expertise on equity and debt investments across a range of industries. Prior to joining Mr. Icahn, from 2005 to 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as Managing Director at Ranger Partners from 2002 to 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp., from 1998 to 2002. Mr. Hebard has an MBA from INSEAD and an A.B. in Economics from Princeton University.

                                                                         ANNEX B
                                                                    ATTACHMENT 4
INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                  Vincent J. Intrieri

AGE:                   55

BUSINESS               Icahn  Capital  LP,  767  Fifth  Avenue,  47th  Floor
ADDRESS:               New  York,  NY  10153

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Mr. Intrieri served as a Senior Managing Director of Icahn Capital Management L.P. from August 8, 2007 until December 31, 2007. From January 1, 2008 to September 30, 2011, Mr. Intrieri served as a Senior Managing Director of Icahn Capital L.P., the entity through which Carl C. Icahn managed third party investment funds and since October 1, 2011, Mr. Intrieri has served as Senior Vice President of Icahn Enterprises G.P. and Senior Managing Director of Icahn Capital L.P. Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners, and Icahn Offshore, the general partner of Icahn Master, Icahn Master II and Icahn Master
III. Mr. Intrieri has served as a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. since July 2006. From November 2005 to March 2011, Mr. Intrieri was a director of WestPoint International, Inc., a manufacturer and distributor of home fashion consumer products. Mr. Intrieri also serves on the board of directors of FederalMogul Corporation, a supplier of automotive products. Since December 2007, Mr. Intrieri has been chairman of the board and a director of PSC Metals, Inc. From December 2006 to June 2011, he was a director of National Energy Group, Inc. Since January 1, 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership, entities primarily engaged in the business of holding and investing in securities. From April 2005 through September 2008, Mr. Intrieri served as the President and Chief Executive Officer of Philip Services Corporation, an industrial services company. Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries. Since April 2003, Mr. Intrieri has been chairman of the board of directors and a director of Viskase Companies, Inc., a producer of cellulosic and plastic casings used in preparing and packaging processed meat products. Since March 2011, Mr. Intrieri has served as a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services. From November 2006 to November 2008, Mr. Intrieri served on the board of directors of Lear Corporation, a global supplier of automotive seating and electrical power management systems and components. From August 2008 through September 2009, Mr. Intrieri was a director of WCI Communities, Inc., a homebuilding company. Mr. Intrieri also serves on the board of directors of XO Holdings, LLC, a telecommunications company. Since January 4, 2011, Mr. Intrieri has been a director of Motorola Solutions, Inc., a provider of communication products and services. WestPoint International, FederalMogul, PSC Metals, National Energy, Philip Services, American Railcar Industries, Viskase Companies and XO Holdings each are or previously were, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has or previously had an interest in Dynegy, Lear, WCI and Motorola Solutions through the ownership of securities. Mr. Intrieri is a certified public accountant.

                                                                         ANNEX B
                                                                    ATTACHMENT 5

INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                  Samuel Merksamer

AGE:                   31

BUSINESS               767  Fifth  Avenue,  47th
ADDRESS:               Floor,  New  York,  NY  10153

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Mr. Merksamer has served as an investment analyst at Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., since May 2008. Mr. Merksamer is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Mr. Merksamer serves as a director of Dynegy Inc., Viskase Companies, Inc., American Railcar Industries Inc., PSC Metals Inc. and Federal-Mogul Corporation. Viskase Companies, PSC Metals,
American Railcar Industries Inc. and Federal-Mogul are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has an interest in Dynegy Inc. through the ownership of securities. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

                                                                         ANNEX B
                                                                    ATTACHMENT 6

INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                  Stephen Mongillo

AGE:                   50

BUSINESS               [REDACTED]
ADDRESS:

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Mr. Mongillo is a private investor. From 2009 to 2011, Mr. Mongillo served as a director of American Railcar Industries, Inc. From January 2008 to January 2011, Mr. Mongillo served as a managing director of Icahn Capital LP, the entity through which Mr. Carl Icahn managed third party investment funds. From March 2009 to January 2011, Mr. Mongillo served as a director of WestPoint International Inc. Prior to joining Icahn Capital, Mr. Mongillo worked at Bear Stearns for 10 years, most recently as a senior managing director overseeing the leveraged finance group's efforts in the healthcare, real estate, gaming, lodging, leisure, restaurant and education sectors. American Railcar Industries and WestPoint International are each, directly or indirectly, controlled by Carl
C. Icahn. Mr. Mongillo received a B.A. from Trinity College and an M.B.A from the Amos Tuck School of Business Administration at Dartmouth College.

                                                                         ANNEX B
                                                                    ATTACHMENT 7

INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                  Daniel A. Ninivaggi

AGE:                   47

BUSINESS               Icahn  Capital  LP,  767  Fifth  Avenue,  47th  Floor
ADDRESS:               New  York,  NY  10153

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Daniel A. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 5, 2010, and as its Principal Executive Officer, or chief executive, since August 4, 2010. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. From December 2009 to May 2011, Mr. Ninivaggi has also served as a director of CIT Group Inc., a bank holding company. Mr. Ninivaggi also serves as a director of FederalMogul Corporation, a supplier of automotive products, and XO Holdings, LLC, a telecommunications company. Since December 2010, Mr. Ninivaggi has served as a director of Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions. Since January 6, 2011, Mr. Ninivaggi has also served as the Interim President and Interim Chief Executive Officer and a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts. Federal-Mogul, XO Holdings and Tropicana Entertainment are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn has or previously had interests in Lear, CIT Group and Motorola Mobility through the ownership of securities.

                                                                         ANNEX B
                                                                    ATTACHMENT 8

INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                  James M. Strock

AGE:                   55

BUSINESS               [REDACTED]
ADDRESS:

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     James Strock has served in the public, private, and not-for-profit sectors, and the military. His company, Serve to Lead, Inc., established in 1997 (previously James Strock & Co.), serves clients in various sectors in the United States and in other nations. From 1991 to 1997, Mr. Strock served in Governor Pete Wilson's cabinet as California's founding Secretary for Environmental Protection. During this time he also served on the Intergovernmental Policy Advisory Committee to the U.S. Trade Representative. In 1989, President George H.W. Bush appointed, and the U.S. Senate confirmed, Mr. Strock to serve as Assistant Administrator for Enforcement (chief law enforcement officer) of the U.S. Environmental Protection Agency. Mr. Strock served as general counsel and acting director of the U.S. Office of Personnel Management (the federal government's human resources agency), member of the California State Personnel Board, counsel to the U.S. Senate Environment & Public Works Committee, and a lawyer in private practice. He is currently serving as co-chair of Arizona Governor Jan Brewer's Solar Energy Advisory Task Force. He is a member of the Council on Foreign Relations and the Authors Guild. James Strock received training from the Harvard Negotiation Project, the American Arbitration
Association and other professional groups, and has served on the neutrals rosters of state and federal courts. Mr. Strock has served on two corporate boards: Enova Systems (advanced electric, hybrid-electric and fuel cell drive systems; 2000-2004); and Thermatrix (flameless thermal oxidizer technologies, 1997-99). Thermatrix petitioned for bankruptcy reorganization in December 1999. Mr. Strock has served on several not-for-profit boards, including the Environmental Law Institute and the Theodore Roosevelt Association. Mr. Strock holds degrees from Harvard College (A.B., Phi Beta Kappa) and Harvard Law School (J.D.). He subsequently studied literature for a year at New College, Oxford, on a Rotary Scholarship. In 1985 he received the Ross Essay Prize of the American Bar Association. He served to captain in the USAR-JAGC.

                                                                         ANNEX B
                                                                    ATTACHMENT 9

INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                  Glenn R. Zander

AGE:                   65

BUSINESS               [REDACTED]
ADDRESS:

RESIDENCE              [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION   See  below
OR  EMPLOYMENT:

CITIZENSHIP:           United  States  of  America

     Mr. Zander was the Chief Executive Officer, President and director of Aloha Airgroup, Inc., a privately owned passenger and cargo transportation airline, from 1994 to 2004. From 1990 to 1994, Mr. Zander served as Vice Chairman, Co-Chief Executive Officer and director of Trans World Airlines, an international airline. He also served as Chief Financial Officer of TWA within that period. During 1992 and 1993, Mr. Zander served as the Chief Restructuring Officer of TWA following its Chapter 11 bankruptcy in 1992 and its emergence therefrom in 1993. From 2004 to 2009, Mr. Zander served as a director of Centerplate, Inc., a provider of food/concession services at sports facilities and convention centers in the United States and Canada. TWA was formerly indirectly controlled by Carl C. Icahn.

                                                                         ANNEX C

     The written consent of each Nominee to, among other things, being named, including as a nominee for election as a director of the Corporation, in the proxy statement and to serve as a director if so elected is attached to this Annex C. If the Corporation requests original signed statements of consents, the Record Holder will provide them.

                                                                         ANNEX C
                                                                    ATTACHMENT 1


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  10,  2012


/s/  Bob  G.  Alexander
-----------------------
Name:  Bob  G.  Alexander

                                                                         ANNEX C
                                                                    ATTACHMENT 2
                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  13,  2012


/s/  SungHwan  Cho
------------------
Name:  SungHwan  Cho

                                                                         ANNEX C
                                                                    ATTACHMENT 3


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  9,  2012


/s/  George  Hebard
-------------------
Name:  George  Hebard

                                                                         ANNEX C
                                                                    ATTACHMENT 4


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  10,  2012


/s/  Vincent  J.  Intrieri
--------------------------
Name:  Vincent  J.  Intrieri

                                                                         ANNEX C
                                                                    ATTACHMENT 5


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  10,  2012


/s/  Samuel  Merksamer
----------------------
Name:  Samuel  Merksamer

                                                                         ANNEX C
                                                                    ATTACHMENT 6


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  14,  2012


/s/  Stephen  Mongillo
----------------------
Name:  Stephen  Mongillo

                                                                         ANNEX C
                                                                    ATTACHMENT 7


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  10,  2012


/s/  Daniel  A.  Ninivaggi
--------------------------
Name:  Daniel  A.  Ninivaggi

                                                                         ANNEX C
                                                                    ATTACHMENT 8


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  14,  2012


/s/  James  M.  Strock
----------------------
Name:  James  M.  Strock

                                                                         ANNEX C
                                                                    ATTACHMENT 9


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named, including as a nominee for election as a director of CVR Energy, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II L.P. ("Icahn Master II"), Icahn Partners Master Fund III L.P. ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Holders") and in other materials in connection with the solicitation of proxies by the Holders from stockholders of the Company to be voted at the 2012 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated:  February  14,  2012


/s/  Glenn  Zander
------------------
Name:  Glenn  Zander

                                                                         ANNEX D

Attached to this Annex D is the form of agreement to be entered into by the Nominees (other than Messrs. Cho, Hebard, Intrieri, Merksamer and Ninivaggi) and an affiliate of the Record Holder pursuant to which such affiliate has agreed to pay certain fees to such Nominees and to indemnify such Nominees with respect to certain costs incurred by such Nominees in connection with the proxy contest relating to the Annual Meeting.

                                ICAHN CAPITAL LP

                               February __, 2012

To the undersigned potential nominee:

     This  will  confirm  our  understanding  as  follows:

     You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") to stand for election as directors of CVR Energy, Inc. ("CVR") in connection with a proxy contest with management of CVR in respect of the election of directors of CVR at the 2012 Annual Meeting of Stockholders of CVR (the "Annual Meeting"), expected to be held on or about May 18, 2012, or a special meeting of stockholders of CVR called for a similar purpose (the "Proxy Contest").

     Icahn Capital LP ("Icahn") agrees to pay the costs of the Proxy Contest.

     In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn, or an affiliate thereof, intends to nominate you for election at the Annual Meeting, you will be entitled to be paid $25,000 by Icahn unless you are elected to serve as a director of CVR at the Annual Meeting or a special meeting of stockholders of CVR called for a similar purpose or in connection with a settlement of the Proxy Contest by Icahn and CVR, in which case you will not receive any payment from Icahn in connection with the Proxy Contest. Payment to you pursuant to this paragraph, if any, will be made by Icahn, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by Icahn and CVR, or (iii) the withdrawal of the Proxy Contest by Icahn.

     You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to CVR and for use in creating the proxy material to be sent to stockholders of CVR and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Jesse A. Lynn, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4331, Fax: (917) 591-3310, Email:
jlynn@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to CVR informing CVR that you consent to being nominated by Icahn, or an affiliate thereof, for election as a director of CVR and, if elected, consent to serving as a director of CVR. Upon being notified that we have chosen you, we may forward that consent and your completed questionnaire (or summaries thereof) to CVR.

     Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of CVR on the Slate (a "Proceeding") or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys' costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to CVR's Board of Directors or for any actions taken by you as a director of CVR, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

     Each of us recognizes that should you be elected to the Board of Directors of CVR all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of CVR and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of CVR.

     Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very  truly  yours,

ICAHN  CAPITAL  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory




Agreed  to  and  Accepted  as
of  the  date  first  above  written:


__________________________
Name: